EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Donald S. Robbins, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of CSMG Technologies, Inc. for the quarter ended June 30, 2007 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CSMG Technologies, Inc. for the periods covered by the Form 10-Q.

Dated: August 20, 2007     By: /s/ Donald S. Robbins
Donald S. Robbins, Chief Executive Officer

I, K. Bruce Jones, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of CSMG Technologies, Inc. for the quarter ended June 30, 2007 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CSMG Technologies, Inc. for the periods covered by the Form 10-Q.

Dated: August 20, 2007     By: /s/ K. Bruce Jones
K. Bruce Jones, Chief Financial Officer

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.